EXHIBIT 99.1

Yelp Reports Second Quarter 2020 Financial Results

Second Quarter 2020 Net Revenue of $169 Million
Net Loss of $24 Million
Adjusted EBITDA of $11 Million
As of June 30, 2020, the Company had $526 Million of Cash and Cash Equivalents

SAN FRANCISCO--(BUSINESS WIRE)--August 6, 2020--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today posted its financial results for the second quarter ended June 30, 2020 in the Q2 2020 Shareholder Letter available on its Investor Relations website at www.yelp-ir.com.
“Our second quarter results demonstrate the resilience of our business, in spite of the significant headwinds faced by local economies following the emergence of COVID-19,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “Due to our disciplined actions on expenses, coupled with solid revenue performance, we added $35 million of Cash and cash equivalents to our Balance sheet. Though the pace of economic recovery remains uncertain and will not be uniform, we have confidence in our ability to execute in this environment and in the strength of our diversified business.”
Quarterly Conference Call
Yelp will host a live Q&A session today at 2:00 p.m. Pacific Time to discuss the second quarter 2020 financial results. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at www.yelp-ir.com. A replay of the webcast will be available at the same website.
About Yelp
Yelp Inc. (www.yelp.com) connects people with great local businesses. With unmatched local business information, photos, and review content, Yelp provides a one-stop local platform for consumers to discover, connect, and transact with local businesses of all sizes by making it easy to request a quote, join a waitlist, and make a reservation, appointment, or purchase. Yelp was founded in San Francisco in July 2004.

Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.

Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, including Yelp’s ability to execute in the current environment as well as the strength and resilience of its business, that are based on its current expectations, forecasts, and assumptions that involve risks and uncertainties.
Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•the duration and magnitude of the COVID-19 pandemic and measures implemented to help control its spread;
•The pace of reopening and recovery by local economies;

•Yelp’s ability to maintain and expand its base of advertisers, particularly as many businesses reduce spending on advertising in connection with COVID-19;
•Yelp’s limited operating history in an evolving industry;
•Yelp’s ability to generate sufficient revenue to regain profitability, particularly in light of the ongoing impact of COVID-19 and Yelp’s relief initiatives; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Investor Relations Contact
Kate Krieger
ir@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$525,693	$170,281
Short-term marketable securities	—	242,000
Accounts receivable, net	72,025	106,832
Prepaid expenses and other current assets	19,675	14,196
Total current assets	617,393	533,309
Long-term marketable securities	—	53,499
Property, equipment and software, net	106,732	110,949
Operating lease right-of-use assets	188,266	197,866
Goodwill	104,796	104,589
Intangibles, net	8,733	10,082
Restricted cash	910	22,037
Other non-current assets	46,655	38,369
Total assets	$1,073,485	$1,070,700

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$60,206	$72,333
Operating lease liabilities — current	56,406	57,507
Deferred revenue	3,918	4,315
Total current liabilities	120,530	134,155
Operating lease liabilities — long-term	164,537	174,756
Other long-term liabilities	7,098	6,798
Total liabilities	292,165	315,709

Stockholders' equity:
Common stock	—	—
Additional paid-in capital	1,325,745	1,259,803
Accumulated other comprehensive loss	(11,845)	(11,759)
Accumulated deficit	(532,580)	(493,053)
Total stockholders' equity	781,320	754,991
Total liabilities and stockholders' equity	$1,073,485	$1,070,700

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net revenue	$169,030	$246,955	$418,931	$482,897

Costs and expenses:
Cost of revenue (1)	11,825	14,975	28,672	29,240
Sales and marketing (1)	96,289	122,045	233,586	246,361
Product development (1)	53,969	54,566	121,082	112,641
General and administrative (1)	26,402	30,932	69,938	62,224
Depreciation and amortization	12,582	12,240	24,940	24,116
Restructuring	3,312	—	3,312	—
Total costs and expenses	204,379	234,758	481,530	474,582
(Loss) income from operations	(35,349)	12,197	(62,599)	8,315
Other income, net	495	3,891	2,878	8,582
(Loss) income before income taxes	(34,854)	16,088	(59,721)	16,897
(Benefit from) provision for income taxes	(10,864)	3,785	(20,228)	3,229
Net (loss) income attributable to common stockholders	$(23,990)	$12,303	$(39,493)	$13,668

Net (loss) income per share attributable to common stockholders
Basic	$(0.33)	$0.16	$(0.55)	$0.17
Diluted	$(0.33)	$0.16	$(0.55)	$0.17

Weighted-average shares used to compute net (loss) income per share attributable to common stockholders
Basic	72,413	75,601	71,980	78,620
Diluted	72,413	78,530	71,980	81,742

(1) Includes stock-based compensation expense as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Cost of revenue	$943	$1,118	$1,986	$2,361
Sales and marketing	7,302	7,774	14,998	15,461
Product development	16,827	15,247	34,582	31,322
General and administrative	5,513	6,313	10,769	12,626
Total stock-based compensation	$30,585	$30,452	$62,335	$61,770

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2020	2019
Operating Activities
Net (loss) income attributable to common stockholders	$(39,493)	$13,668
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	24,940	24,116
Provision for doubtful accounts	21,897	8,716
Stock-based compensation	62,335	61,770
Noncash lease cost	20,984	21,433
Deferred income taxes	(14,263)	(1,912)
Other adjustments, net	876	(1,632)
Changes in operating assets and liabilities:
Accounts receivable	12,910	(17,143)
Prepaid expenses and other assets	604	(5,335)
Operating lease liabilities	(22,520)	(20,299)
Accounts payable, accrued liabilities and other liabilities	(11,021)	14,464
Net cash provided by operating activities	57,249	97,846

Investing Activities
Sales and maturities of marketable securities — available-for-sale	290,395	—
Purchases of marketable securities — held-to-maturity	(87,438)	(289,100)
Maturities of marketable securities — held-to-maturity	93,200	397,197
Release of escrow deposit	—	28,750
Purchases of property, equipment and software	(17,004)	(19,214)
Other investing activities	328	276
Net cash provided by investing activities	279,481	117,909

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	10,808	11,198
Repurchases of common stock	—	(397,613)
Taxes paid related to the net share settlement of equity awards	(12,557)	(22,605)
Other financing activities	(356)	—
Net cash used in financing activities	(2,105)	(409,020)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(340)	(24)

Change in cash, cash equivalents and restricted cash	334,285	(193,289)
Cash, cash equivalents and restricted cash — Beginning of period	192,318	354,835
Cash, cash equivalents and restricted cash — End of period	$526,603	$161,546

Non-GAAP Financial Measures
This press release and statements made during the above referenced webcast may include information relating to EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, each of which the Securities and Exchange Commission has defined as a "non-GAAP financial measure."

We define EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; and depreciation and amortization.

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as restructuring costs. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are key measures used by Yelp management and the board of directors to understand and evaluate core operating performance and trends, to prepare and approve Yelp’s annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA can provide a useful measure for period-to-period comparisons of Yelp’s primary business operations. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”).

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of Yelp’s financial results as reported under GAAP. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, Yelp's working capital needs;
•EBITDA and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as restructuring costs; and
•other companies, including those in Yelp’s industry, may calculate EBITDA and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.
Because of these limitations, you should consider EBITDA, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, net income (loss) and Yelp’s other GAAP results.

The following is a reconciliation of net income to EBITDA and Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA:
Net (loss) income	$(23,990)	$12,303	$(39,493)	$13,668
(Benefit from) provision for income taxes	(10,864)	3,785	(20,228)	3,229
Other income, net	(495)	(3,891)	(2,878)	(8,582)
Depreciation and amortization	12,582	12,240	24,940	24,116
EBITDA	(22,767)	24,437	(37,659)	32,431
Stock-based compensation	30,585	30,452	62,335	61,770
Restructuring	3,312	—	3,312	—
Adjusted EBITDA	$11,130	$54,889	$27,988	$94,201

Net revenue	$169,030	$246,955	$418,931	$482,897
Adjusted EBITDA margin	7%	22%	7%	20%